SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-0622967
(State of incorporation or organization)	(IRS Employer Identification No.)

3600 South Yosemite Street, Suite 900 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-97225

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5 1/2% Senior Notes due 2013	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX
EX-6 Form of Supplemental Indenture

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of the Debt Securities” relating to the Registrant’s debt securities in the prospectus included in the Registrant’s Amendment No. 4 (filed with the Securities and Exchange Commission on October 1, 2002) to the Registration Statement on Form S-3 (Registration No. 333-97225) filed with the Securities and Exchange Commission on July 29, 2002, and the descriptions under the headings “Prospectus Supplement Summary—The Offering” and “Description of Notes” relating to the Registrant’s 5 1/2% Senior Notes due 2013 (the “Notes”) in the Registrant’s prospectus supplement dated May 12, 2003, filed with the Securities and Exchange Commission on May 14, 2003 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, which contains the final terms and provisions of the Notes, are hereby incorporated by reference.

Item 2. Exhibits.

Exhibit 1	Form of Amendment to the Certificate of Incorporation of M.D.C. Holdings, Inc. (hereinafter sometimes referred to as “MDC”, the “Company” or the “Registrant”) regarding director liability, filed with the Delaware Secretary of State on July 1, 1987 (incorporated by reference to Exhibit 3.1(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 2	Form of Certificate of Incorporation of MDC, as amended (incorporated herein by reference to Exhibit 3.1(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 3	Form of Amendment to the Bylaws of MDC regarding indemnification adopted by its Board of Directors and effective as of March 20, 1987 (incorporated herein by reference to Exhibit 3.2(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 4	Form of Bylaws of MDC, as amended (incorporated herein by reference to Exhibit 3.2(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 5	Form of Indenture, dated as of December 3, 2002, by and among MDC and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2(a) of the Company’s Current Report on Form 8-K dated December 3, 2002).*

Exhibit 6	Form of Supplemental Indenture, dated as of May 19, 2003, by and among MDC, M.D.C. Land Corporation, RAH of Texas, LP, RAH Texas Holdings, LLC, Richmond American Construction, Inc., Richmond American Homes of Arizona, Inc., Richmond American Homes of California, Inc., Richmond American Homes of California (Inland

Empire), Inc., Richmond American Homes of Colorado, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Texas, Inc., Richmond American Homes of Utah, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes of West Virginia, Inc., any Subsidiary (as defined in such Supplemental Indenture) of MDC that executes a guarantee of the Notes (as defined in such Supplemental Indenture), and U.S. Bank National Association (including without limitation the form of 5 1/2% Senior Notes due 2013 and form of Guarantee appended to such Supplemental Indenture).

*	Incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

M.D.C. HOLDINGS, INC.

	By:	/s/ Joseph H. Fretz

Joseph H. Fretz Secretary
Date: May 16, 2003

EXHIBIT INDEX

Exhibit 1	Form of Amendment to the Certificate of Incorporation of M.D.C. Holdings, Inc. (hereinafter sometimes referred to as “MDC”, the “Company” or the “Registrant”) regarding director liability, filed with the Delaware Secretary of State on July 1, 1987 (incorporated by reference to Exhibit 3.1(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 2	Form of Certificate of Incorporation of MDC, as amended (incorporated herein by reference to Exhibit 3.1(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 3	Form of Amendment to the Bylaws of MDC regarding indemnification adopted by its Board of Directors and effective as of March 20, 1987 (incorporated herein by reference to Exhibit 3.2(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 4	Form of Bylaws of MDC, as amended (incorporated herein by reference to Exhibit 3.2(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 5	Form of Indenture, dated as of December 3, 2002, by and among MDC and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2(a) of the Company’s Current Report on Form 8-K dated December 3, 2002).*

Exhibit 6	Form of Supplemental Indenture, dated as of May 19, 2003, by and among MDC, M.D.C. Land Corporation, RAH of Texas, LP, RAH Texas Holdings, LLC, Richmond American Construction, Inc., Richmond American Homes of Arizona, Inc., Richmond American Homes of California, Inc., Richmond American Homes of California (Inland Empire), Inc., Richmond American Homes of Colorado, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Texas, Inc., Richmond American Homes of Utah, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes of West Virginia, Inc., any Subsidiary (as defined in such Supplemental Indenture) of MDC that executes a guarantee of the Notes (as defined in such Supplemental Indenture), and U.S. Bank National Association (including without limitation the form of 5 1/2% Senior Notes due 2013 and form of Guarantee appended to such Supplemental Indenture).

*	Incorporated herein by reference.